SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2003

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 365-2361

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Item 7.	Financial Statements and Exhibits

Exhibit 99.1 Press Release dated October 8, 2003 announcing north Louisiana expansion.

Item 9.	Regulation FD Disclosure

On October 8, 2003, the Registrant announced that it will open its first full service commercial banking office in Shreveport, Louisiana in early 2004. The Registrant also announced the addition of two strategic hires in north Louisiana.

The Registrant’s press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IBERIABANK CORPORATION

DATE: October 8, 2003	By:	/s/ DARYL G. BYRD

Daryl G. Byrd
President and Chief Executive Officer